UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

01/14/05

Northrop Grumman Corporation

(Exact name of registrant as specified in its charter)

DE	1-16411	95-4840775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Century Park East Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 553-6262

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On January 14, 2005 the Compensation and Management Development Committee (“Committee”) of the Board of Directors (“Board”) of Northrop Grumman Corporation (the “Company”) approved an agreement subsequently entered into on that date (the “Agreement”) between the Company and Charles H. Noski, the Chief Financial Officer of the Company that provides for Mr. Noski’s resignation on the day after the Company’s Form 10-K for 2004 is accepted by the SEC. The Agreement is attached as Exhibit 99.1 to this Current Report. As set forth in the Agreement, Mr. Noski will receive a prorated 2005 bonus under the Company’s Incentive Compensation Plan and be eligible to exercise his vested options until 90 days after he is notified that the Company’s Form 10-Q for the quarter ending June 30, 2005 has been filed with the Securities and Exchange Commission.

Item 1.02	Termination of a Material Definitive Agreement

On January 14, 2005 Charles H. Noski, the Chief Financial Officer of Northrop Grumman Corporation (the “Company”) agreed to resign on the day after the SEC’s acceptance of the filing of the Company’s Form 10-K for 2004 (the Agreement provides that Mr. Noski will continue to supervise the preparation of the Form 10-K and would sign as the Chief Financial Officer). The Agreement contains the terms applicable to Mr. Noski’s resignation and provides that Mr. Noski’s Employment Agreement with the Company will terminate on the date of his resignation except as set forth in the Agreement. The Agreement is attached as Exhibit 99.1 to this Current Report. Mr. Noski’s term as a Director of the Company will expire on the day of the 2005 Annual Meeting of Shareholders, May 17, 2005 and he has indicated he will not stand for re-election to the Board.

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.02(b) On January 14, 2005 Charles H. Noski, the Chief Financial Officer of Northrop Grumman Corporation (the “Company”) agreed to resign as an employee of the Company on the day after the SEC’s acceptance of the filing of the Company’s Form 10-K for 2004 (Mr. Noski would continue to supervise the preparation of the Form 10-K and would sign as the Chief Financial Officer). The Agreement is attached as Exhibit 99.1 to this Current Report. Mr. Noski will not stand for re-election to the Company’s Board of Directors at the Annual Meeting of Shareholders on May 17, 2005.

Item 5.02(c) On January 14, 2005, the Company’s Board of Directors elected Wesley G. Bush as Corporate Vice President and Chief Financial Officer, effective upon the departure of Mr. Charles H. Noski as described in Item 5.02(b) above following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

Mr. Bush is 43 years of age and currently is Corporate Vice President and President of the Company’s Space Technology sector. Prior to the acquisition of TRW Inc., Mr. Bush was Executive Vice President of TRW Inc., and President and Chief Executive Officer of TRW Aeronautical Systems (2001-2001); Vice President and General Manager, TRW Ventures, TRW Space & Electronics Group (2000-2001); Vice President and General Manager, Telecommunications Division, TRW Space & Electronics Group (1999); Vice President, Planning and Business Development, TRW Space and Electronics Group (1998).

The Company has advised Mr. Bush that his salary, bonus opportunity and equity incentives will be reviewed and revised as appropriate to align them with the duties and responsibilities of the Chief Financial Officer position.

There are no family relationships between Mr. Bush and any director or executive officer of the Company.

Mr. Bush currently does not serve as a director of any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1—Agreement between Charles H. Noski and Northrop Grumman Corporation, dated January 14, 2005.

Exhibit 99.2—Agreement dated December 12, 2002 between Wesley G. Bush and Northrop Grumman Corporation in contemplation of the acquisition of TRW Inc. by Northrop Grumman Corporation.

Signature(s)

Pursuant to the Requirements of the Security Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Northrop Grumman Corporation
(Registrant)

January 17, 2005	By:	/s/ John H. Mullan
(Date)		(Signature)
John H. Mullan
Corporate Vice President and Secretary

Exhibit Index

Exhibit No.

Exhibit 99.1	Agreement between Charles H. Noski and Northrop Grumman Corporation dated January 14, 2005

Exhibit 99.2	Agreement dated December 12, 2002 between Wesley G. Bush and Northrop Grumman Corporation in contemplation of the acquisition of TRW Inc. by Northrop Grumman Corporation